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                                                                    Exhibit 10.3


                                                      2004 Award Letter


                 CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

                             Incentive Stock Option
                        GRANTED UNDER 2000 INCENTIVE PLAN


THE COMPANY'S MOST RECENT ANNUAL REPORT TO SHAREHOLDERS CONTAINING THE COMPANY'S AUDITED FINANCIAL STATEMENTS FOR THE LAST THREE YEARS AND ITS ANNUAL REPORT ON FORM 10-K IS AVAILABLE ON THE COMPANY'S WEBSITE AT http://www.criver.com. YOU ARE URGED TO REVIEW THOSE DOCUMENTS BEFORE MAKING A DECISION WHETHER OR NOT TO EXERCISE YOUR STOCK OPTIONS.

         Incentive Stock Option granted by Charles River Laboratories International, Inc., a Delaware corporation ("Charles River"), to (FIRST NAME) (LAST NAME) an employee of Charles River or its subsidiaries (the "Employee"), pursuant to the Company's 2000 Incentive Plan (the "Plan"). All initially capitalized terms used herein shall have the meaning specified in the Plan, unless another meaning is specified herein.

1.       GRANT OF OPTION.

         This certificate evidences the grant by Charles River on (DATE) to the Employee of an option to purchase, in whole or in part, on the terms herein provided, a total of XXX SHARES of common stock of Charles River (the "Shares") at $XX.XX per share, which is not less than the fair market value of the Shares on the date of grant of this option. The Final Exercise Date of this option (as that term is used in the Plan) is (DATE). It is intended that the option evidenced by this certificate shall be an incentive stock option as defined in section 422 of the Internal Revenue Code of 1986, as amended from time to time (the "Code").

         This option is exercisable in the following cumulative installments prior to the Final Exercise Date:

                  XXX SHARES on and after (DATE);
                  XXX SHARES on and after (DATE); and
                  XXX SHARES on and after (DATE).

         Notwithstanding the foregoing, upon termination of the Employee's employment with the Company, any portion of this option that is not then exercisable shall promptly expire and the remainder of this option shall remain exercisable only for such period, if any, as is specified in the Plan.

2.       EXERCISE OF OPTION.

         (a) Each election to exercise this option shall be made by contacting UBS Financial Services at 800-820-9296 (in the U.S.) or 201-272-7566 (outside the U.S.) or via the internet at https://cefs.ubs.com/CRL. The purchase price may be paid by delivery of cash, certified check, bank draft, money order, unrestricted common stock of Charles River that the Employee has held for at least six months, or, upon and following an initial public offering of Charles River, an unconditional and irrevocable undertaking by a broker acceptable to Charles River to deliver promptly to Charles River sufficient funds to pay the exercise price. In the event that this option is exercised by the Employee's Legal Representative, Charles River shall be under no obligation to deliver Shares hereunder unless and until it is satisfied as to the authority of the person or persons exercising this option.

         (b) EXERCISE PERIOD UPON TERMINATION OF EMPLOYMENT. If the Employee ceases to be an employee of the Company, the Employee may at any time within a period of three (3) months after the date of such employment termination or cessation (but prior to the expiration of the option) exercise the option to the extent that the option was exercisable on the date of such employment termination or cessation.

         (c) EXERCISE PERIOD IN THE EVENT OF DEATH. If the Employee dies while in the employ of the Company, the option, to the extent that the Employee was entitled to exercise it on the date of death, may be exercised within a period of one year after the Employee's death by the person or persons to whom the Employee's rights under the option shall pass by will or by the laws of descent and distribution.


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3.       NOTICE OF DISPOSITION.

         The person exercising this option shall notify Charles River when making any disposition of the Shares acquired upon exercise of this option, whether by sale, gift or otherwise.

4.       RESTRICTIONS ON TRANSFER OF SHARES.

         If at the time this option is exercised Charles River is a party to any agreement restricting the transfer of any outstanding shares of its Common Stock, this option may be exercised only if the Shares so acquired are made subject to the transfer restrictions set forth in that agreement (or if more than one such agreement is then in effect, the agreement specified by the Board of Directors).

5.       WITHHOLDING; AGREEMENT TO PROVIDE SECURITY.

         If at the time this option is exercised the Company determines that under applicable law and regulations the Company could be liable for the withholding of any federal or state tax upon exercise or with respect to a disposition of any Shares acquired upon exercise of this option, this option may not be exercised unless the person exercising this option remits to the Company any amounts required to be withheld upon exercise and gives such security as the Company deems adequate to meet the potential liability of the Company for the withholding of tax upon a disposition of the Shares (and agrees to augment such security from time to time in any amount reasonably determined by the Company to be necessary to preserve the adequacy of such security).

6.       NONTRANSFERABILITY OF OPTION.

         This option is not transferable by the Employee otherwise than by will or the laws of descent and distribution, and is exercisable during the Employee's lifetime only by the Employee.

7.       NO EMPLOYMENT COMMITMENT; RIGHTS AS A STOCKHOLDER.

         Nothing herein contained or contained in the Plan shall be deemed to be or constitute an agreement or commitment by the Company to continue to employ the Employee for the period within which this option may be exercised. The Employee acknowledges and agrees that his or her employment with the Company shall remain on an "at will" basis and that the Company may terminate the employment of the Employee with or without cause at any time. The Employee shall have no rights as a stockholder with respect to the shares subject to the option until the proper exercise of the option and the issuance of a stock certificate for the option Shares with respect to which the option shall have been exercised.

8.       PROVISIONS OF THE PLAN.

         This option award is subject to the terms and provisions of the 2000 Incentive Plan, a copy of which has been made available to Employee and additional copies of which are available upon request by Employee. Information about the Plan is also included in the Prospectus for the Plan, available on the Company's Intranet site.

         IN WITNESS WHEREOF, the Company has caused this option to be executed under its corporate seal by its duly authorized officer. This option shall take effect as a sealed instrument.

                                         CHARLES RIVER LABORATORIES
                                         INTERNATIONAL, INC.


                                         By _____________________________
                                            James C. Foster
                                            Chairman, President & CEO


Dated:


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